Exhibit 99.1

Pro Forma Financial Information

     On June 30, 2004, GATX Financial Corporation (GFC), a wholly owned subsidiary of GATX Corporation (GATX or the Parent Company) completed the sale of substantially all the assets and related nonrecourse debt of GATX Technology Services (Technology), a leading independent lessor of information technology equipment in North America. Technology comprised approximately of 10% of GFC’s total assets and approximately 15% of GFC’s gross income, based on 2003 results. GFC will report the financial results of Technology as discontinued operations in its future 10-Q and 10-K filings. The accompanying pro forma condensed consolidated financial statements illustrate the effect of the disposition on GFC’s financial position as of March 31, 2004 and results of its operations for the three months ended March 31, 2004 and the year ended December 31, 2003.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2004
(In Millions)

	Historical	Pro Forma	Pro Forma
	GFC	Adjustments (2)	GFC
Assets
Cash and Cash Equivalents	$224.4	$227.6	$452.0
Restricted Cash	59.1	—	59.1
Receivables
Rent and other receivables	61.5	—	61.5
Finance leases	549.3	(258.9)	290.4
Loans	152.1	(2.3)	149.8
Less: allowance for possible losses	(44.1)	5.5	(38.6)

	718.8	(255.7)	463.1
Operating Lease Assets, Facilities and Other
Railcars and service facilities	3,271.3	—	3,271.3
Operating lease investments and other	2,313.0	(508.6)	1,804.4
Less: allowance for depreciation	(2,064.3)	256.3	(1,808.0)

	3,520.0	(252.3)	3,267.7
Progress payments for aircraft and other equipment	54.6	—	54.6

	3,574.6	(252.3)	3,322.3
Due from GATX Corporation	361.2	—	361.2
Investments in Affiliated Companies	829.0	—	829.0
Recoverable Income Taxes	48.3	—	48.3
Goodwill, Net	93.2	(7.6)	85.6
Other Investments	70.7	—	70.7
Other Assets	210.2	—	210.2

	$6,189.5	$(288.0)	$5,901.5

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$320.2	$—	$320.2
Debt
Short-term	8.0	—	8.0
Long-term:
Recourse	2,831.8	—	2,831.8
Nonrecourse	441.0	(334.5)	106.5
Capital lease obligations	107.6	—	107.6

	3,388.4	(334.5)	3,053.9
Deferred Income Taxes	626.6	17.7	644.3
Other Liabilities	229.3	—	229.3

Total Liabilities	4,564.5	(316.8)	4,247.7
Shareholders’ Equity	1,625.0	28.8	1,653.8

	$6,189.5	$(288.0)	$5,901.5

The notes to this unaudited pro forma condensed consolidated balance sheet are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2004
(In Millions, Except Per Share Data)

		Pro Forma	Pro Forma
	Historical GFC	Adjustments (3)	GFC
Gross Income
Lease income	$232.6	$(42.5)	$190.1
Marine operating revenue	6.7	—	6.7
Interest income	8.5	—	8.5
Asset remarketing income	22.6	(4.0)	18.6
Gain on sale of securities	1.1	—	1.1
Fees	3.5	(.2)	3.3
Other	19.7	(.4)	19.3

Revenues	294.7	(47.1)	247.6
Share of affiliates’ earnings	19.7	—	19.7

Total Gross Income	314.4	(47.1)	267.3
Ownership Costs
Depreciation	71.4	(26.7)	44.7
Interest, net	38.6	(5.0)	33.6
Operating lease expense	47.9	—	47.9

Total Ownership Costs	157.9	(31.7)	126.2
Other Costs and Expenses
Maintenance expense	46.6	—	46.6
Marine operating expenses	5.6	—	5.6
Other operating expenses	13.1	(.5)	12.6
Selling, general and administrative	35.5	(8.3)	27.2
Reversal of provision for possible losses	(1.2)	(.7)	(1.9)
Asset impairment charges	.9	(.8)	.1
Fair value adjustments for derivatives	(1.1)	—	(1.1)

Total Other Costs and Expenses	99.4	(10.3)	89.1

Income from Continuing Operations before Income Taxes	57.1	(5.1)	52.0
Income Taxes	20.5	(1.9)	18.6

Income from Continuing Operations	$36.6	$(3.2)	$33.4

The notes to this unaudited pro forma condensed consolidated statement of operations are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
(In Millions, Except Per Share Data)

	Historical	Pro Forma	Pro Forma
	GFC	Adjustments (3)	GFC
Gross Income
Lease income	$956.8	$(182.3)	$774.5
Marine operating revenue	85.0	—	85.0
Interest income	41.8	(.4)	41.4
Asset remarketing income	48.7	(10.6)	38.1
Gain on sale of securities	7.3	—	7.3
Fees	18.1	(.8)	17.3
Other	109.7	(2.5)	107.2

Revenues	1,267.4	(196.6)	1,070.8
Gain on the extinguishment of debt	2.1	(.7)	1.4
Share of affiliates’ earnings	69.7	—	69.7

Total Gross Income	1,339.2	(197.3)	1,141.9
Ownership Costs
Depreciation	303.2	(116.5)	186.7
Interest, net	178.3	(13.5)	164.8
Operating lease expense	191.6	—	191.6

Total Ownership Costs	673.1	(130.0)	543.1
Other Costs and Expenses
Maintenance expense	168.1	—	168.1
Marine operating expenses	68.9	—	68.9
Other operating expenses	43.6	(.2)	43.4
Selling, general and administrative	177.0	(30.9)	146.1
Provision for possible losses	3.0	1.7	4.7
Asset impairment charges	36.4	(4.0)	32.4
Fair value adjustments for derivatives	4.1	—	4.1

Total Other Costs and Expenses	501.1	(33.4)	467.7

Income from Continuing Operations before Income Taxes	165.0	(33.9)	131.1
Income Taxes	53.3	(13.2)	40.1

Income from Continuing Operations	$111.7	$(20.7)	$91.0

The notes to this unaudited pro forma condensed consolidated statement of operations are an integral part of the pro forma financial information presented.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

     The unaudited pro forma condensed consolidated balance sheet of GFC as of March 31, 2004 and unaudited pro forma condensed consolidated statements of income of GFC for the three months ended March 31, 2004 and the year ended December 31, 2003 give effect to the sale of substantially all the assets and related nonrecourse debt of Technology. The unaudited pro forma condensed consolidated balance sheet assumes the sale of Technology occurred on March 31, 2004 and the unaudited pro forma condensed consolidated statements of income assume the sale of Technology occurred on January 1 of each period presented. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of substantially all the assets and related nonrecourse debt of Technology on the historical financial information of GFC. The unaudited pro forma condensed consolidated financial statements do not necessarily represent what GFC’s financial position or results of operations would have been had the sale of Technology occurred on such dates or project GFC’s financial position or results of operations at or for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with historical consolidated statements of GFC.

NOTE 2. Pro Forma Condensed Consolidated Balance Sheet Adjustments

     The unaudited pro forma condensed consolidated balance sheet assumes that substantially all of the assets and nonrecourse debt of Technology were sold on March 31, 2004 for the estimated cash proceeds determined as of June 30, 2004, the transaction closing date. As a result, actual amounts will likely vary from these pro forma adjustments.

     (a) The estimated net cash proceeds resulting from the sale of Technology are shown below:

Estimated cash proceeds (net of nonrecourse debt at date of sale)	$247.4
Estimated costs resulting from the sale	(19.8)

Estimated net proceeds	$227.6

     Estimated costs are comprised of direct and indirect expenses expected to be incurred in 2004 as a result of disposing the Technology business including commissions, legal, accounting, pension curtailment and termination, severance and other disposal expenses. Actual amounts incurred may differ from these estimates.

     (b) The pro forma gain on sale, net of tax is as follows:

Estimated net proceeds	$227.6
Net assets of Technology as of March 31, 2004	(181.1)

Pro forma gain on sale before income taxes	46.5
Estimated income taxes	(17.7)

Pro forma gain on sale, net of tax	$28.8

     The net assets of Technology as of March 31, 2004 of $181.1 million include goodwill of $7.6 million, which will be written off as a result of this transaction. Income taxes were estimated based on an expected effective tax rate of 38%. GFC anticipates that taxable income generated from the transaction will be offset by existing tax net operating loss carryforwards.

GATX FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     GFC expects to report an actual net loss of $.4 million during the three month period ended June 30, 2004 as a result of the sale based on the book value of Technology’s net assets at June 30, 2004. The difference from the pro forma net gain is attributable to Technology’s operating results, investing and financing activity after March 31, 2004 through the date of sale, and the timing of recognition of certain expenses related to the disposal of Technology.

NOTE 3. Pro Forma Condensed Consolidated Statements of Income Adjustments

     The pro forma condensed consolidated statements of income assume that the sale of Technology occurred as of January 1 of each period presented. The statements of income do not include the gain on disposal or costs related to the sale. Actual amounts could vary from these pro forma adjustments.

     The pro forma adjustments reflect the activity related to the assets and nonrecourse debt sold. Interest expense related to debt not assumed by buyer including Parent Company amounts allocated to Technology was excluded from the pro forma adjustments. Pro forma adjustments include allocated support expenses from the Parent Company of $1.0 million and $4.1 million for the three months ended March 31, 2004 and for the year ended December 31, 2003, respectively. These amounts reflect management’s estimates of underlying support activities that will be curtailed as a result of the sale of Technology. Actual amounts could vary from these pro forma adjustments.